UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 16, 2005
MEDIACOM BROADBAND LLC
MEDIACOM BROADBAND CORPORATION
(Exact names of Registrants as specified in their charters)

Delaware	333-72440	06-1615412
Delaware	333-72440-01	06-1630167
(State of incorporation)	(Commission File No.)	(IRS Employer Identification Nos.)
100 Crystal Run Road
Middletown, New York 10941
(Address of principal executive offices)
Registrants’ telephone number: (845) 695-2600
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On August 16, 2005, Mediacom Broadband LLC and Mediacom Broadband Corporation entered into an agreement to sell to certain financial institutions an aggregate of $200 million principal amount of 8-1/2% Senior Notes due 2015. Subject to the satisfaction of customary conditions, the sale of the Senior Notes is expected to be completed on August 30, 2005.
Item 8.01. Other Events.
     On August 18, 2005, Mediacom Broadband LLC and Mediacom Broadband Corporation issued a press release pursuant to Rule 135c of the Securities Act concerning the agreement of Mediacom Broadband LLC and Mediacom Broadband Corporation to sell senior notes under Rule 144A. A copy of such press release is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of Businesses Acquired — None

(b)	Pro Forma Financial Information — None

(c)	Exhibits:

Exhibit No.	Description

99.1	Press release issued on August 18, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: August 22, 2005

Mediacom Broadband LLC
By:	/s/ Mark E. Stephan
Mark E. Stephan
Executive Vice President, Chief Financial Officer and Treasurer

Mediacom Broadband Corporation
By:	/s/ Mark E. Stephan
Mark E. Stephan
Treasurer and Secretary